QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.38

NAPRO BIOTHERAPEUTICS, INC.

Schedule Required by Instruction 2 to Item 601
of Regulation S-K

Name of Director or Officer Party to a Director and Officer Indemnification Agreement	Date of Agreement
Sterling Ainsworth	April 21, 1994
Martin M. Batt	September 1, 2002
Gilbert W. Carnathan	December 12, 2002
Edward L. Erickson	July 17, 2000
Brenda Fielding	June 21, 2001
George Gould, Esq.	January 22, 2003
Arthur Hull Hayes, Jr., M.D.	March 29, 1996
Kai Larson	December 20, 1999
Hope Liebke	April 4, 2002
Gordon H. Link, Jr.	April 21, 1994
Brian McCudden	January 28, 2002
Patricia A. Pilia, Ph.D.	April 21, 1994
The Honorable Richard N. Perle	September 13, 2000
Marc J. Ostro, Ph.D.	June 13, 2000
Robert E. Pollack, Ph.D.	July 17, 2000
Leonard P. Shaykin	April 21, 1994
Jeff White	August 30, 2002

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

        AGREEMENT, effective as of                             between NaPro BioTherapeutics, Inc., a Delaware corporation (the "Company"), and                                                  (the "Indemnitee").

        WHEREAS, it is essential to the Company to retain and attract as directors and officers the most capable persons available; and

        WHEREAS, Indemnitee is a director and/or officer of the Company; and

        WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies in today's environment; and

        WHEREAS, in recognition of Indemnitee' s need for substantial protection against personal liability in order to enhance Indemnitee's continued service to the Company in an effective manner and in part to provide Indemnitee with specific contractual assurance that the indemnification protection provided by the Certificate of Incorporation and Bylaws of the Company will be available to Indemnitee (regardless of; among other things, any amendment to or revocation of such Certificate of Incorporation and Bylaws or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), and in order to induce Indemnitee to continue to provide services to the Company as a director and/or officer thereof, the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the fullest extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

        NOW, THEREFORE, in consideration of the covenants contained in this Agreement and of Indemnitee continuing to serve the Company directly or, at its request, another enterprise, and intending to be legally bound hereby, the parties agree as follows:

        1.    Certain Definitions.    The following terms when used in this Agreement with initial capital letters shall have the meanings indicated:

          (a)   A Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, after the date hereof becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80%, of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of transactions) of all or substantially all the Company's assets.

          (b)   Claim shall mean (i) any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or (ii) any inquiry, hearing or investigation, whether conducted by the Company or any other party, in either case whether civil, criminal, administrative, investigative or other.

          (c)   Expenses shall mean attorneys' fees and all other costs, travel expenses, fees of experts, transcript costs, filing fees, witness fees, telephone charges, postage, delivery service fees, expenses and obligations of any nature whatsoever paid or incurred in connection with investigating, defending, preparing to defend, being a witness in or participating in (including on appeal), any Claim relating to any Indemnifiable Event.

          (d)   Indemnifiable Event shall mean (i) any event, occurrence or omission that takes place either prior to or after the execution of this Agreement and relates directly or indirectly to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or (ii) anything done or not done by Indemnitee in such capacity either prior to or after the execution of this Agreement.

          (e)   A Potential Change in Control shall be deemed to have occurred if (i) the Company enters into an agreement or arrangement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding Voting Securities, increases its beneficial ownership of such securities by 5% or more over the percentage so owned by such person on the date hereof, or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (f)    Reviewing Party shall mean any person or body appropriate under applicable law and consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board who is not a party to the particular Claim for which Indemnitee is seeking indemnification, or Independent Legal Counsel.

          (g)   Independent Legal Counsel shall mean an attorney, selected in accordance with the provisions of Section 3 hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last five years (other than in connection with seeking indemnification under this Agreement). Independent Legal Counsel shall not be any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee' s rights under this Agreement, nor shall Independent Legal Counsel be any person who has been sanctioned or censured for ethical violations of applicable standards of professional conduct.

          (h)   Voting Securities shall mean any securities of the Company which vote generally in the election of directors.

          (i)    Final Disposition shall refer to any judgment, order or award rendered with respect to any Claim after expiration of all rights of appeal.

          (j)    Law or applicable law, when used in reference to indemnification or an Expense Advance (as defined below), shall mean the law as it exists on the effective date of this Agreement and as it may be hereafter amended from time to time. In the case of any amendment of the applicable law after the effective date of this Agreement, when used in reference to an act or omission occurring prior to the effectiveness of such amendment, the terms law or applicable law shall include such amendment only to the extent that the amendment can apply to a prior act or omission and the amendment permits the Company to provide broader indemnification rights than the applicable law permitted the Company to provide prior to the amendment.

        2.    Agreement to Indemnify.

          (a)   In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no later than thirty days after written demand is presented to the Company, against any and all Expenses, judgments, fines, penalties and amounts paid or incurred in connection with settlement (including all interest assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties or amounts paid in settlement) of such Claim and any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement (including the creation of the trust referred to in Section 4 hereof). If so requested by Indemnitee, the Company shall pay in advance of the final disposition of any Claim any and all Expenses incurred or paid by Indemnitee (an "Expense Advance"). An Expense Advance shall be made by the Company within five business days of any such request by Indemnitee, Notwithstanding anything in this Agreement to the contrary and except as provided in Sections 5 and 15(c), prior to a Change in Control Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless such proceeding (or part thereof) was authorized by the Board of Directors of the Company.

          (b)   Notwithstanding the foregoing, and subject to the provisions of Section 6 hereof (i) the obligations of the Company under Section 2(a) for indemnification shall be subject to the condition that the Reviewing Party shall have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3 hereof is involved) that Indemnitee is permitted to be indemnified under applicable law, and (ii) the obligation of the Company to make an Expense Advance pursuant to Section 2(a) shall be subject to the condition that, if; when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law for the amount advanced by the Company, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3 hereof If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence, in accordance with Section 15 hereof, an action in a court or an arbitration proceeding seeking an initial determination by the court or arbitration panel or challenging any such determination by the Reviewing Party or any aspect thereof; or the legal or factual bases therefor and the Company hereby consents to service of process to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

        3.    Change in Control.    The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control) then Independent Legal Counsel shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) and such Independent Legal Counsel shall determine whether Indemnitee is Entitled to indemnity payments and Expense Advances under this Agreement or any other agreement or Certificate of Incorporation or Bylaws of the Company now or hereafter in effect relating to Claims for Indemnifiable Events, Such Independent Legal Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee will be permitted to be indemnified. The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify, fully such Independent Legal Counsel against any and all expenses (including attorney's fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of Independent Legal Counsel pursuant hereto.

        4.    Establishment of Trust.    In the event of a Potential Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee and from time to time, upon written request of Indemnitee, fund each trust in an amount sufficient to satisfy any and all Expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any Claim relating to an Indemnifiable Event from time to time actually paid or claimed, reasonably anticipated or proposed to be paid. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party in any case in which the Independent Legal Counsel referred to above is involved. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee, (ii) the trustee shall advance, within five business days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the Company under the circumstances under which Indemnitee would be required to reimburse the Company under Section 2(b) of this Agreement), (iii) the trust shall continue to be funded by the Company in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by Indemnitee, Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets held in the trust shall be reported as income by the Company for federal, state, local and foreign tax purposes.

        5.    Indemnification for Additional Expenses.    The Company shall indemnify the Indemnitee against any and all expenses (including attorneys' fee) and, if requested by Indemnitee, shall (within five business days of such request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action or claim brought by Indemnitee for (i) indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Certificate of Incorporation or Bylaws of the Company now or hereafter in effect relating to Claims for Indemnifiable Events and/or (ii) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

        6.    Interval Protection.    During the interval between the Company's receipt of Indemnitee's request for indemnification or advances and the latest to occur of (a) payment in full to Indemnitee of the indemnification or advances to which he is entitled hereunder, or (b) a final adjudication that Indemnitee is not entitled to indemnification hereunder, the Company shall provide "Interval Protection" which, for purposes of this Agreement, shall mean the taking of the necessary steps (whether or not such steps require expenditures to be made by the Company at that time) to stay, pending a final determination of Indemnitee's entitlement to indemnification (and, if Indemnitee is so entitled, the payment thereof), the execution, enforcement or collection of any Expenses, judgments, fines, penalties or any other amounts for which Indemnitee may be liable (and as to which Indemnitee has requested indemnification hereunder) in order to avoid Indemnitee's being or becoming in default with respect to any such amounts (such necessary steps to include, but not be limited to, the procurement of a surety bond to achieve such stay or the loan to Indemnitee (unsecured and with interest payable at the prime rate) of amounts necessary to satisfy the Expenses, judgments, fines, penalties or other amounts for which Indemnitee may be liable and as to which a stay of execution as aforesaid cannot be obtained, the Company by executing this Agreement having made the judgment that, in general, such loan or similar assistance may reasonably be expected to benefit the Company), within five days after receipt of Indemnitee's written request therefor together with a written undertaking by Indemnitee to repay, no later than 120 days following receipt of a statement therefor from the Company, amounts (if any) expended by the Company for such purpose, if it is ultimately determined in a final adjudication that Indemnitee is not entitled to be indemnified against such Expenses, judgments, fines, penalties or other amounts.

        7.    Partial Indemnity.    If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses, judgment, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled: Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith.

        8.    Defense to Indemnification, Burden of Proof and Presumptions.    It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for expenses incurred in defending a Claim in advance of its final disposition where the required undertaking has been tendered to the Company) that Indemnitee has not met the standards of conduct that make it permissible under the applicable law for the Company to indemnify the Indemnitee for the amount claimed. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee has met such standards of conduct, the burden of proof of establishing that Indemnitee did not act in accordance with such standard of conduct shall rest with the Company. Neither the failure of the Company (including its Board of Directors, Independent Legal Counsel, or its stockholders) to have made a determination prior to the commencement of such action by Indemnitee that indemnification of Indemnitee is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the applicable law, nor an actual determination by the Company (including its Board of Directors, Independent Legal Counsel, or its stockholders) that Indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. For purposes of this Agreement, the termination of any claim, action, suit or proceeding, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or had any particular belief or that a court has determined that indemnification is not permitted by applicable law.

        9.    Non-exclusivity.    The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation or Bylaws of the Company or the Delaware General Corporation Law or otherwise, To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Certificate of Incorporation and Bylaws of the Company and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

        10.    No Construction as Employment Agreement.    Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director or in the employ of the Company or any of its subsidiaries.

        11.    Liability Insurance.    To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

        12,    Period of Limitations.    No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any affiliate of the Company against Indemnitee, Indemnitee's spouse, heirs, executors, administrators or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company or its affiliates shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

        13.    Amendments.    No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

        14.    Subrogation.    In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all paper required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

        15.    Proceedings.

          (a)   The parties hereto agree that except as otherwise provided for herein, any disputes arising with respect to the interpretation or enforcement of any provision hereof shall be submitted, at the sole election of the Indemnitee, either to arbitration or to judicial determination. Any arbitration shall be conducted in either Boulder, Colorado; Denver, Colorado; New York, New York or any other location within a thirty-five mile radius of Indemnitee' s primary residence or principal place of business in accordance with the then existing rules of the American Arbitration Association ("AAA"). In any arbitration pursuant to this Agreement, the award or decision shall be rendered by a majority of the members of an arbitration panel consisting of three members chosen in accordance with the then existing rules of the AAA. The award or decision of the arbitration panel pursuant to this Section 15 shall be binding and conclusive on the parties, provided that enforcement of such award or decision may be obtained in any court having jurisdiction over the party against whom such enforcement is sought. The Company hereby agrees to bear all fees, costs and expenses imposed by the AAA in connection with the arbitration, irrespective of the determination thereof. The provisions of Section 15(c) shall govern with respect to the proceedings referred to therein.

          (b)   In the event that, for any reason, the Company fails to pay any advance demanded, or the Company requests repayment of any Expenses advanced, Indemnitee shall nevertheless be entitled, at his sole option, to a final judicial determination or may seek arbitration of his entitlement to indemnification hereunder in respect of such claim. In the event Indemnitee seeks a judicial determination, Indemnitee shall commence an action in any court in the State of Colorado, the State of Delaware, the State of New York or in the state of Indemnitee's primary residence or principal place of business having subject matter jurisdiction thereof and in which venue us proper. In the event Indemnitee seeks an award in arbitration, (i) such arbitration shall be conducted in any location permitted pursuant to Section 15(a) at Indemnitee's election, and (ii) the arbitrator shall notify the parties of their decision within sixty (60) days following the initiation of such arbitration (or such other period proscribed by the rules of AAA). The Company further agrees that its execution of this Agreement shall constitute a stipulation by which it shall be bound in any court or arbitration in which such proceeding shall have been commenced, continued or appealed that (i) it shall not oppose Indemnitee's right to seek any such adjudication or award in arbitration or any other claim by reason of any prior determination made by the Company with respect to

  Indemnitee's right to indemnification under this Agreement on such claim or any other claim, or, except in good faith, raise any objections not specifically relating to the merits of Indemnitee's claim; and (ii) for purposes of this Agreement any such adjudication or arbitration shall be conducted de novo and without prejudice by reason of any prior determination that the Indemnitee is not entitled to indemnification.

          (c)   Whether or not the court or arbitrators shall determine that the Indemnitee is entitled to indemnification or has to return the payment of Expenses or otherwise finds against the Indemnitee, the Company shall within thirty (30) days after written request therefor (and submission of reasonable evidence of the nature and amount thereof), and unless there is a specific judicial finding that the Indemnitee's suit or arbitration was frivolous, pay all Expenses incurred by the Indemnitee in connection with such adjudication or arbitration (including, but not limited to, any appellate proceedings).

        16.    No Duplication of Payments.    The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Certificate of Incorporation or Bylaws of the Company or otherwise) of the amounts otherwise indemnifiable hereunder.

        17.    Binding Effect.    This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. The Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company or of any other corporation at the Company's request.

        18.    Severability.    The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

        19.    Governing Law,    This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

        IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the    day of                   .

NaPro BioTherapeutics, Inc.

Indemnitee:

QuickLinks

NAPRO BIOTHERAPEUTICS, INC. Schedule Required by Instruction 2 to Item 601 of Regulation S-K
DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT